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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

               Date of report (date of earliest event reported):
                                  May 29, 2003




                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)




                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



            1-11639                                      22-3408857
            -------                                      ----------
     (Commission File Number)                 (IRS Employer Identification No.)


600 Mountain Avenue, Murray Hill, New Jersey                 07974
--------------------------------------------                 -----
  (Address of principal executive offices)                 (Zip Code)



                                 (908) 582-8500
                                 --------------
                        (Registrant's telephone number)






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Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     1 Underwriting Agreement, dated as of May 29, 2003, among Lucent Technologies Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters listed in Schedule I to the Underwriting Agreement.

     99.1 Computation of Deficiency of Earnings to Cover Combined Fixed Charges and Preferred Stock Dividend Requirements and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements, for the six months ended March 31, 2003 and the years ended September 30, 2002, 2001, 2000, 1999 and 1998.

Item 9.  Regulation FD Disclosure.

On May 29, 2003, Lucent Technologies Inc. issued the press release attached as
Exhibit 99.2, announcing the completion of a $1.525 billion convertible debenture offering.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         LUCENT TECHNOLOGIES INC.



Dated:  May 30, 2003                     By:  /s/ Mark G. Gibbens
                                             ----------------------------------
                                           Name:  Mark G. Gibbens
                                           Title:  Vice President and Treasurer









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                                 EXHIBIT INDEX

Exhibits:

1 Underwriting Agreement, dated as of May 29, 2003, among Lucent Technologies Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters listed
        Schedule I thereto.

99.1 Computation of Deficiency of Earnings to Cover Combined Fixed Charges and Preferred Stock Dividend Requirements and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements, for the six months ended March 31, 2003 and the years ended September 30, 2002, 2001, 2000, 1999 and 1998.

99.2    Press Release issued by Lucent Technologies Inc. on May 29, 2003.